Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com

KAMAN REPORTS 2017 THIRD QUARTER RESULTS

Third Quarter Highlights:

•	Diluted earnings per share of $0.58; Adjusted diluted earnings per share* of $0.69

•	Net earnings of $16.3 million; Adjusted EBITDA* of $45.5 million, 10.2% of Net sales

•	Distribution operating margin of 5.0%

•	Aerospace operating margin of 17.8%, Adjusted operating margin* of 19.2%

BLOOMFIELD, Conn. (October 26, 2017) - Kaman Corp. (NYSE:KAMN) today reported financial results for the third fiscal quarter ended September 29, 2017.

Table 1. Summary of Financial Results (unaudited)
In thousands except per share amounts	For the Three Months Ended
	September 29, 2017	September 30, 2016	Change
Net sales:
Distribution	$267,641	$274,388	$(6,747)
Aerospace	179,405	179,086	319
Net sales	$447,046	$453,474	$(6,428)

Operating income:
Distribution	$13,369	$11,872	$1,497
% of sales	5.0%	4.3%	0.7%
Aerospace	31,877	29,616	2,261
% of sales	17.8%	16.5%	1.3%
Net gain (loss) on sale of assets	212	(24)	236
Corporate expense	(15,160)	(10,402)	(4,758)
Operating income	$30,298	$31,062	$(764)

Adjusted EBITDA*:
Net earnings	$16,280	$17,455	$(1,175)
Adjustments	29,242	25,330	3,912
Adjusted EBITDA*	$45,522	$42,785	$2,737
% of sales	10.2%	9.4%	0.8%

Earnings per share:
Diluted earnings per share	$0.58	$0.62	$(0.04)
Adjustments	0.11	0.02	0.09
Adjusted Diluted Earnings per Share*	$0.69	$0.64	$0.05

Neal J. Keating, Chairman, President and Chief Executive Officer, commented, “Our results for the third quarter reflect continued improvement in operating results and underscore the importance of our investments to support key product platforms and programs.
During the quarter, Distribution delivered operating margin of 5.0%, a 70 basis point increase over the prior year. The actions we have taken to drive improved profitability continue to benefit the segment and provide additional opportunity for margin expansion.
At Aerospace, we saw sequential improvement in operating margins, as we began deliveries of our JPF direct commercial sales order during the period and are positioned to meet our customer requirements for the year. We continue the effort to market our K-MAX® helicopter and have strong prospects from domestic and international customers. With the recent contract award from Columbia Basin we now have ten K-MAX® aircraft committed to customers. Sales for our bearings products remain strong, led by our high precision miniature bearings and our traditional airframe bearings. The contributions from our bearings products, fuze programs, and K-MAX® helicopter emphasize the importance of the investments we have made in these areas.
As mentioned in prior quarters, we have improved the performance of our structures programs, which have resulted in a significant increase in profitability. These actions, coupled with our recently announced restructuring plan, provide us confidence in the continued improvement in these programs.
As we look ahead to the fourth quarter, we expect the investments in our programs and productivity initiatives to continue to drive improved performance at both segments as we deliver on our JPF DCS contract, continue the ramp in sales for our bearings products and return to organic sales growth at Distribution."
Chief Financial Officer, Robert D. Starr, commented, "Our performance in the third quarter is a continuation of the sequential improvements we anticipated for 2017. Aerospace performance was led by deliveries of our higher margin JPF DCS program, sequential improvement in our specialty bearings product lines and improved performance in our structures programs. Distribution continues to maintain cost controls and delivered strong operating margins.

Moving to our outlook for 2017, as a result of our top line performance through the first nine months of the year, we are revising our expectations for Distribution sales and operating margin. We now expect our sales outlook at Distribution for the full year of $1,080 million to $1,100 million, resulting in a tightening of the top end of our operating margin expectations to 5.0% to 5.1%.

We are modestly lowering our expectations for the high end of our full year sales range for Aerospace. As we have mentioned previously our expectation for Aerospace assumes a significant number of deliveries for our JPF DCS program in the fourth quarter. We continue to see strong demand for the JPF and are pursuing a number of DCS and USG opportunities, including Options 13 and 14 for which we have been authorized to begin long lead procurement. Due to the anticipated costs associated with our aerospace restructuring we have revised our expectations for Aerospace operating margin to 16.3% to 16.6%, or 16.8% to 17.1% when adjusted for these costs. The mid-point of Aerospace's operating profit outlook remains essentially unchanged from our prior expectations when adjusted for the restructuring charges.

Our expectations for Corporate expense have been revised to account for the $2.1 million of costs associated with a senior executive retirement incurred in the third quarter. We now expect Corporate expense of approximately $57.0 million, or approximately $55.0 million, when adjusted for these costs.

Our expectations for the full year tax rate have been adjusted to 37.0%. This reflects projected foreign losses, including restructuring charges, for which no tax benefit has been provided.

Additionally, we are increasing our expectation for interest expense to $20.0 million, based on higher than expected average borrowings, and lowering our expectation for capital expenditures to $30.0 million based on our anticipated spend in the fourth quarter.

Finally, we generated $44.0 million in cash flows from operations during the quarter, leading to $39.3 million of Free Cash Flow* for the period. We are maintaining our Free Cash Flow outlook for 2017 in the range of $70 million to $100 million; however, achievement at the top end of the range will depend on the timing of shipments and collections in the fourth quarter."

2017 Outlook

Our revised 2017 outlook is as follows:

•	Distribution:

◦	Sales of $1,080.0 million to $1,100.0 million

◦	Operating margins of 5.0% to 5.1%

◦	Depreciation and amortization expense of $16.0 million

•	Aerospace:

◦	Sales of $730.0 million to $745.0 million

◦	Operating margins of 16.3% to 16.6%, or 16.8% to 17.1% when adjusted for the $4.0 million in anticipated restructuring costs

◦	Depreciation and amortization expense of $23.0 million

•	Interest expense of approximately $20.0 million

•	Corporate expenses of approximately $57.0 million, or approximately $55.0 million when adjusted for the $2.1 million of costs associated with the retirement of a senior executive

•	Estimated annualized tax rate of approximately 37.0%

•	Consolidated depreciation and amortization expense of approximately $45.0 million

•	Capital expenditures of approximately $30.0 million

•	Cash flows from operations in the range of $100.0 million to $130.0 million; Free Cash Flow* in the range of $70.0 million to $100.0 million

•	Weighted average diluted shares outstanding of 28.5 million

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, October 27, 2017, at 8:30 AM ET. Listeners may access the call live by telephone at (844) 473-0975 and from outside the U.S. at (562) 350-0826 using the Conference ID: 83065239; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference ID: 83065239. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release.

About Kaman Corporation

Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets.  The company produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of  our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters; and engineering design, analysis and certification services.  The company is a leading distributor of industrial parts, and operates approximately 240 customer service centers and five distribution centers across the U.S. and Puerto Rico. Kaman offers more than four million items including bearings, mechanical power transmission, electrical, material handling, motion control, fluid power, automation and MRO supplies to customers in virtually every industry.  Additionally, Kaman provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management. More information is available at www.kaman.com.

Table 2. Summary of Segment Information (in thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Net sales:
Distribution	$267,641	$274,388	$817,965	$849,104
Aerospace	179,405	179,086	514,028	526,210
Net sales	$447,046	$453,474	$1,331,993	$1,375,314

Operating income:
Distribution	$13,369	$11,872	$40,997	$36,148
Aerospace	31,877	29,616	74,736	81,374
Net gain (loss) on sale of assets	212	(24)	217	(10)
Corporate expense	(15,160)	(10,402)	(44,052)	(38,253)
Operating income	$30,298	$31,062	$71,898	$79,259

Table 3. Depreciation and Amortization by Segment (in thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Depreciation and Amortization:
Distribution	$3,640	$3,986	$11,535	$12,127
Aerospace	6,056	5,946	17,589	17,695
Corporate	914	901	2,795	2,761
Consolidated Total	$10,610	$10,833	$31,919	$32,583

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP (Generally Accepted Accounting Principles) financial measures indicated by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this report and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales" less sales derived from acquisitions completed during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales separately for our segments provides management and investors with useful information about the trends impacting our segments and enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month and nine-month fiscal periods ended September 29, 2017, and September 30, 2016. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Table 4. Organic Sales (in thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Distribution
Net sales	$267,641	$274,388	$817,965	$849,104
Acquisition Sales	—	1,128	—	4,681
Organic Sales	$267,641	$273,260	$817,965	$844,423
Aerospace
Net sales	$179,405	$179,086	$514,028	$526,210
Acquisition Sales	—	18,037	—	53,418
Organic Sales	$179,405	$161,049	$514,028	$472,792
Consolidated
Net sales	$447,046	$453,474	$1,331,993	$1,375,314
Acquisition Sales	—	19,165	—	58,099
Organic Sales	$447,046	$434,309	$1,331,993	$1,317,215

Organic Sales per Sales Day - Organic Sales per Sales Day is defined as GAAP "Net sales of the Distribution segment" less sales derived from acquisitions completed during the preceding twelve months divided by the number of Sales Days in a given period. Sales days ("Sales Days") are the days that the Distribution segment's branch locations were open for business and exclude weekends and holidays. Management believes Organic Sales per Sales Day provides an important perspective on how net sales may be impacted by the number of days the segment is open for business and provides a basis for comparing periods in which the number of Sales Days differs.

The following table illustrates the calculation of Organic Sales per Sales Day using “Net sales: Distribution” from the “Segment and Geographic Information” footnote in the “Notes to Condensed Consolidated Financial Statements” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on October 26, 2017. Sales from acquisitions are classified as organic beginning with the thirteenth month following the acquisition. Prior period information is adjusted to reflect acquisition sales for that period as organic sales when calculating the change in Organic Sales per Sales Day.

Table 5. Distribution - Organic Sales Per Sales Day (in thousands, except days) (unaudited)		For the Three Months Ended		For the Nine Months Ended
		September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Current period
Net sales		$267,641	$274,388	$817,965	$849,104
Acquisition sales		—	1,128	—	4,681
Organic sales		267,641	273,260	817,965	844,423
Sales days		62	63	190	192
Organic Sales per Sales Day for the current period	a	$4,317	$4,337	$4,305	$4,398

Prior period
Net sales from the prior year		$274,388	$296,312	$849,104	$911,832
Sales days from the prior year		63	64	192	193
Sales per sales day from the prior year	b	$4,355	$4,630	$4,422	$4,725

% change	(a-b)÷b	(0.9)%	(6.3)%	(2.6)%	(6.9)%

Table 6. Distribution - Sales Days
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Distribution Sales Days
2017 Sales Days by quarter	64	64	62	62
2016 Sales Days by quarter	65	64	63	61

Adjusted EBITDA - During the third quarter, we modified our definition of Adjusted EBITDA to eliminate items that are not indicative of the operating performance of the Company's segments or corporate function for the periods presented. Management believes this modification to the definition of Adjusted EBITDA will provide greater consistency with the other Non-GAAP measures used by the Company, specifically, Adjusted Operating Income, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share. As modified, Adjusted EBITDA is defined as net earnings before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. Adjusted EBITDA differs from net earnings, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization, other expense (income), net and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems, which we have adjusted for in Adjusted EBITDA. Adjusted EBITDA also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses. Management believes Adjusted EBITDA provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. Adjusted EBITDA is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month and nine-month fiscal periods ended September 29, 2017, and September 30, 2016. Prior period amounts have been adjusted to conform to our revised definition. The following table illustrates the calculation of Adjusted EBITDA using GAAP measures:

Table 7. Adjusted EBITDA (in thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Adjusted EBITDA
Consolidated Results
Sales	$447,046	$453,474	$1,331,993	$1,375,314

Net earnings	$16,280	$17,455	$36,029	$43,727

Interest expense, net	$5,264	$4,165	$15,546	$11,960
Income tax expense	9,237	9,774	21,034	23,329
Other expense (income), net	(483)	(332)	(711)	243
Depreciation and amortization	10,610	10,833	31,919	32,583
Other Adjustments:
Acquisition transaction and integration costs	—	546	—	4,850
Cost associated with senior executive retirement	2,114	—	2,114	—
Restructuring and severance costs	2,500	344	2,500	691
Adjustments	$29,242	$25,330	$72,402	$73,656

Adjusted EBITDA	$45,522	$42,785	$108,431	$117,383
Adjusted EBITDA margin	10.2%	9.4%	8.1%	8.5%

Free Cash Flow - Free Cash Flow is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes Free Cash Flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses Free Cash Flow internally to assess overall liquidity. The following table illustrates the calculation of Free Cash Flow using “Net cash provided by (used in) operating activities” and “Expenditures for property, plant & equipment”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Table 8. Free Cash Flow (in thousands) (unaudited)
	For the Nine Months Ended	For the Six Months Ended	For the Three Months Ended
	September 29, 2017	June 30, 2017	September 29, 2017
Net cash (used in) provided by operating activities	$43,834	$(174)	$44,008
Expenditures for property, plant & equipment	(19,874)	(15,196)	(4,678)
Free Cash Flow	$23,960	$(15,370)	$39,330

Table 9. Free Cash Flow - 2017 Outlook (in millions)	2017 Outlook
Free Cash Flow:
Net cash provided by operating activities	$100.0	to	$130.0
Less: Expenditures for property, plant and equipment	(30.0)	to	(30.0)
Free Cash Flow	$70.0	to	$100.0

Debt to Capitalization Ratio - Debt to Capitalization Ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity” and "Temporary equity". Management believes that Debt to Capitalization Ratio is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of Debt to Capitalization Ratio using GAAP measures from the Condensed Consolidated Balance Sheets included in this release.

Table 10. Debt to Capitalization Ratio (in thousands) (unaudited)
	September 29, 2017	December 31, 2016
Current portion of long-term debt, net of debt issuance costs	$18,984	$119,548
Long-term debt, excluding current portion, net of debt issuance costs	394,459	296,598
Debt	$413,443	$416,146
Temporary equity, convertible notes	11	1,797
Total shareholders' equity	618,725	565,787
Capitalization	$1,032,179	$983,730
Debt to Capitalization Ratio	40.1%	42.3%

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted Net Earnings and Adjusted Diluted Earnings per Share are defined as GAAP "Net earnings" and "Diluted earnings per share", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Net Earnings and Adjusted Diluted Earnings per Share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Net Earnings and Adjusted Diluted Earnings per Share using “Net earnings” and “Diluted earnings per share” from the “Condensed Consolidated Statements of Operations” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on October 26, 2017.

Table 11. Adjusted Net Earnings and Adjusted Diluted Earnings per Share
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Adjustments to Net Earnings, pre tax
Acquisition transaction and integration costs	$—	$546	$—	$4,850
Restructuring and severance costs at Distribution	—	344	—	691
Cost associated with senior executive retirement	2,114	—	2,114	—
Restructuring and severance costs at Aerospace	2,500	—	2,500	—
Adjustments, pre tax	$4,614	$890	$4,614	$5,541

Tax Effect of Adjustments to Net Earnings
Acquisition transaction and integration costs	$—	$191	$—	$1,697
Restructuring and severance costs at Distribution	—	120	—	242
Cost associated with senior executive retirement	740	—	740	—
Restructuring and severance costs at Aerospace	875	—	875	—
Tax effect of Adjustments	$1,615	$311	$1,615	$1,939

Adjustments to Net Earnings, net of tax
GAAP Net earnings, as reported	$16,280	$17,455	$36,029	$43,727
Acquisition transaction and integration costs	—	355	—	3,153
Restructuring and severance costs at Distribution	—	224	—	449
Cost associated with senior executive retirement	1,374	—	1,374	—
Restructuring and severance costs at Aerospace	1,625	—	1,625	—
Adjusted Net Earnings	$19,279	$18,034	$39,028	$47,329

Calculation of Adjusted Diluted Earnings per Share
GAAP diluted earnings per share	$0.58	$0.62	$1.27	$1.56
Acquisition transaction and integration costs	—	0.01	—	0.11
Restructuring and severance costs at Distribution	—	0.01	—	0.02
Cost associated with senior executive retirement	0.05	—	0.05	—
Restructuring and severance costs at Aerospace	0.06	—	0.06	—
Adjusted Diluted Earnings per Share	$0.69	$0.64	$1.38	$1.69

Diluted weighted average shares outstanding	28,219	28,080	28,319	27,943

Adjusted Net Sales and Adjusted Operating Income - Adjusted Net Sales is defined as net sales, less items not indicative of normal sales, such as revenue recorded related to the settlement of claims. Adjusted Operating Income is defined as operating income, less items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. These items are included in the reconciliation below. Management uses Adjusted Net Sales and Adjusted Operating Income to evaluate performance period over period, to analyze underlying trends in our segments and corporate function and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance. The following table illustrates the calculation of Adjusted Operating Income using information found in Note 14, Segment and Geographic Information, to the

Condensed Consolidated Financial Statements included in the Company's Form 10-Q filed with the Securities and Exchange Commission on October 26, 2017.

Table 12. Adjusted Net Sales and Adjusted Operating Income
(In thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
DISTRIBUTION SEGMENT OPERATING INCOME:
Net Sales	$267,641	$274,388	$817,965	$849,104
GAAP Operating income - Distribution segment	$13,369	$11,872	$40,997	$36,148
% of GAAP net sales	5.0%	4.3%	5.0%	4.3%
Restructuring and severance costs at Distribution	—	344	—	691
Adjusted Operating Income - Distribution segment	$13,369	$12,216	$40,997	$36,839
% of net sales	5.0%	4.5%	5.0%	4.3%
AEROSPACE SEGMENT OPERATING INCOME:
Net Sales	$179,405	$179,086	$514,028	$526,210
Adjustments	—	—	—	4,300
Adjusted Net Sales	$179,405	$179,086	$514,028	$521,910
GAAP Operating income - Aerospace segment	$31,877	$29,616	$74,736	$81,374
% of GAAP net sales	17.8%	16.5%	14.5%	15.5%
% of Adj. net sales	17.8%	16.5%	14.5%	15.6%
Acquisition transaction and integration costs	—	546	—	4,850
Restructuring and severance costs	2,500	—	2,500	—
Adjusted Operating Income - Aerospace segment	$34,377	$30,162	$77,236	$86,224
% of GAAP net sales	19.2%	16.8%	15.0%	16.4%
% of Adj. net sales	19.2%	16.8%	15.0%	16.5%
CORPORATE EXPENSE:
GAAP Corporate Expense	$(15,160)	$(10,402)	$(44,052)	$(38,253)
Cost of senior executive retirement	2,114	—	2,114	—
Adjusted Corporate Expense	$(13,046)	$(10,402)	$(41,938)	$(38,253)
CONSOLIDATED OPERATING INCOME:
Net Sales	$447,046	$453,474	$1,331,993	$1,375,314
Adjustments	—	—	—	4,300
Adjusted Net Sales	$447,046	$453,474	$1,331,993	$1,371,014
GAAP - Operating income	$30,298	$31,062	$71,898	$79,259
% of GAAP net sales	6.8%	6.8%	5.4%	5.8%
% of Adj. net sales	6.8%	6.8%	5.4%	5.8%
Acquisition transaction and integration costs	—	546	—	4,850
Restructuring and severance costs at Distribution	—	344	—	691
Cost of senior executive retirement	2,114	—	2,114	—
Restructuring and severance costs	2,500	—	2,500	—
Adjusted Operating Income	$34,912	$31,952	$76,512	$84,800
% of GAAP net sales	7.8%	7.0%	5.7%	6.2%
% of Adj. net sales	7.8%	7.0%	5.7%	6.2%

The following table reconciles our GAAP operating margin outlook for Aerospace for 2017 to our Adjusted Operating Margin outlook for Aerospace for 2017:

Table 13. Adjusted Operating Income - Outlook
	2017 Outlook
Adjusted Operating Income - Outlook	Low End of Range		High End of Range
Aerospace
Net Sales - Outlook	$730.0	to	$745.0

Operating income - Outlook	118.6	to	123.4
GAAP operating margin - outlook	16.3%	to	16.6%
Restructuring and severance costs	4.0	to	4.0
Restructuring and severance costs as a percentage of sales	0.5%	to	0.5%
Adjusted Operating Income - Outlook	$122.6	to	$127.4
Adjusted Operating Margin - Outlook	16.8%	to	17.1%

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) changes in geopolitical conditions in countries where the Company does or intends to do business; (iv) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (v) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the U.S. Government; (vi) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (vii) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (viii) the successful resolution of government inquiries or investigations relating to our businesses and programs; (ix) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (x) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xi) the receipt and successful execution of production orders under the Company's existing U.S. government JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xii) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investment in the restart of the K-MAX® production line; (xiii) the accuracy of current cost estimates associated with environmental remediation activities; (xiv) the profitable integration of acquired businesses into the Company's operations; (xv) the ability to implement our ERP systems in a cost-effective and efficient manner, limiting disruption to our business, and allowing us to capture their planned benefits while maintaining an adequate internal control environment; (xvi) changes in supplier sales or vendor incentive policies; (xvii) the effects of price increases or decreases; (xviii) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the U.S. Government's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xix) future levels of indebtedness and capital expenditures; (xx) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxi) the effects of currency exchange rates and foreign competition on future operations; (xxii) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxiii) the effects, if any, of the UK's exit from the EU; (xxiv) future repurchases and/or issuances of common stock; (xxv) the incurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; and (xxvi) other risks and uncertainties set forth herein, in our 2016 Form 10-K and in our Form 10-Q for the fiscal quarter ended June 30, 2017.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.
###
Contact: James Coogan
V.P., Investor Relations
(860) 243-6342
James.Coogan@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Net sales	$447,046	$453,474	$1,331,993	$1,375,314
Cost of sales	308,111	317,984	933,279	961,628
Gross profit	138,935	135,490	398,714	413,686
Selling, general and administrative expenses	106,349	104,060	324,533	333,726
Restructuring costs	2,500	344	2,500	691
Net (gain) loss on sale of assets	(212)	24	(217)	10
Operating income	30,298	31,062	71,898	79,259
Interest expense, net	5,264	4,165	15,546	11,960
Other expense (income), net	(483)	(332)	(711)	243
Earnings before income taxes	25,517	27,229	57,063	67,056
Income tax expense	9,237	9,774	21,034	23,329
Net earnings	$16,280	$17,455	$36,029	$43,727

Earnings per share:
Basic earnings per share	$0.58	$0.64	$1.31	$1.61
Diluted earnings per share	$0.58	$0.62	$1.27	$1.56
Average shares outstanding:
Basic	27,907	27,128	27,536	27,096
Diluted	28,219	28,080	28,319	27,943
Dividends declared per share	$0.20	$0.18	$0.60	$0.54

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	September 29, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$35,429	$41,205
Accounts receivable, net	280,440	230,864
Inventories	385,654	393,814
Income tax refunds receivable	638	6,065
Other current assets	30,737	26,605
Total current assets	732,898	698,553
Property, plant and equipment, net of accumulated depreciation of $245,292 and $226,366, respectively	183,106	176,521
Goodwill	349,893	337,894
Other intangible assets, net	120,034	126,444
Deferred income taxes	48,658	59,373
Other assets	24,852	27,501
Total assets	$1,459,441	$1,426,286
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt, net of debt issuance costs	$18,984	$119,548
Accounts payable – trade	111,958	116,663
Accrued salaries and wages	47,990	43,165
Advances on contracts	14,814	13,356
Income taxes payable	5,058	1,165
Other current liabilities	58,503	59,989
Total current liabilities	257,307	353,886
Long-term debt, excluding current portion, net of debt issuance costs	394,459	296,598
Deferred income taxes	7,766	6,875
Underfunded pension	136,755	156,427
Other long-term liabilities	44,418	44,916
Commitments and contingencies (Note 11)
Temporary equity, convertible notes	11	1,797
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 29,071,569 and 28,162,497 shares issued, respectively	29,072	28,162
Additional paid-in capital	181,528	171,162
Retained earnings	579,648	560,200
Accumulated other comprehensive income (loss)	(125,579)	(156,393)
Less 1,238,311 and 1,054,364 shares of common stock, respectively, held in treasury, at cost	(45,944)	(37,344)
Total shareholders’ equity	618,725	565,787
Total liabilities and shareholders’ equity	$1,459,441	$1,426,286

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Nine Months Ended
	September 29, 2017	September 30, 2016
Cash flows from operating activities:
Net earnings	$36,029	$43,727
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	31,919	32,583
Amortization of debt issuance costs	1,564	1,149
Accretion of convertible notes discount	2,769	1,598
Provision for doubtful accounts	743	1,021
Net (gain) loss on sale of assets	(217)	10
Loss on debt extinguishment	137	—
Net (gain) loss on derivative instruments	(789)	783
Stock compensation expense	4,917	4,711
Excess tax benefit from share-based compensation arrangements	—	(302)
Deferred income taxes	6,450	3,993
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(44,537)	(12,011)
Inventories	12,317	(10,050)
Income tax refunds receivable	5,430	883
Other current assets	(2,084)	1,271
Accounts payable - trade	(5,373)	967
Accrued contract losses	231	468
Accrued restructuring costs	1,467	(673)
Advances on contracts	1,458	3,573
Other accruals and payables	1,850	7,229
Income taxes payable	3,830	28
Pension liabilities	(11,531)	(9,318)
Other long-term liabilities	(2,746)	(1,624)
Net cash provided by operating activities	43,834	70,016
Cash flows from investing activities:
Proceeds from sale of assets	513	190
Expenditures for property, plant & equipment	(19,874)	(23,926)
Acquisition of businesses (net of cash acquired)	(1,365)	(6,631)
Other, net	(2,375)	(442)
Net cash used in investing activities	(23,101)	(30,809)
Cash flows from financing activities:
Net borrowings (repayments) under revolving credit agreements	(73,779)	(12,959)
Debt repayment	(5,000)	(3,750)
Proceeds from the issuance of 2024 convertible notes	200,000	—
Repayment of 2017 convertible notes	(163,654)	—
Purchase of capped call - 2024 convertible notes	(20,500)	—
Proceeds from bond hedge settlement - 2017 convertible notes	58,564	—
Bank overdraft	1,115	3,427
Proceeds from exercise of employee stock awards	5,426	7,094
Purchase of treasury shares	(6,931)	(8,989)
Dividends paid	(15,892)	(14,625)
Debt and equity issuance costs	(7,469)	—
Other	(379)	(246)
Windfall tax benefit	—	302
Net cash used in financing activities	(28,499)	(29,746)
Net (decrease) increase in cash and cash equivalents	(7,766)	9,461
Effect of exchange rate changes on cash and cash equivalents	1,990	(372)
Cash and cash equivalents at beginning of period	41,205	16,462
Cash and cash equivalents at end of period	$35,429	$25,551

Supplemental disclosure of noncash activities:
Common shares issued for partial unwind of warrant transactions	$30,279	$—